Exhibit 99.1

TRIUMPH GROUP, INC.

2004 STOCK INCENTIVE PLAN

STOCK AWARD AGREEMENT

Triumph Group, Inc. (the “Company”) hereby awards to the employee named below (the “Awardee”) the number of shares of Common Stock of the Company (the “Shares”), in accordance with and subject to the terms, conditions and restrictions of this Agreement together with the provisions of the 2004 Stock Incentive Plan (the “Plan”) of the Company, which Plan is incorporated herein by reference (all capitalized terms used herein having the meanings assigned in the Plan unless otherwise herein defined):

Name and Address of Awardee:	M. David Kornblatt
[Address]

Number of Shares Awarded:	12,000

Relevant Dates:	The following dates are applicable for this Agreement:

Grant Date:	June 14, 2007

Vesting Dates:	As to the 1st installment of 3,000 shares:	June 14, 2010
	As to the 2nd installment of 3,000 shares:	June 14, 2011
	As to the 3rd installment of 3,000 shares:	June 14, 2012
	As to the 4th installment of 3,000 shares:	June 14, 2013

Acceleration upon a Change in Control:  In the event of a Change in Control, any remaining restrictions on the Shares covered by this Award shall terminate immediately without further action by the Committee.

- HIGHLY RESTRICTED -